UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2011

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 North Main Street, Souderton, Pennsylvania	18964
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 721-2400

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

Effective as of the close of the business on June 29, 2011 and following receipt of required regulatory approvals, Univest National Bank and Trust Co., the wholly owned banking subsidiary of Univest Corporation of Pennsylvania (the “Corporation”), converted from a national bank to a Pennsylvania state-chartered bank and trust company, as authorized by the National Bank Act and Pennsylvania law. As a result of the conversion, the bank opened on June 30, 2011 as an FDIC-insured Pennsylvania bank and trust company operating under the name, “Univest Bank and Trust Co.” Univest believes that the charter conversion will allow greater flexibility to execute its strategy as a community bank and remain competitive in the markets it chooses to serve. As a state-chartered member bank of the Federal Reserve System, Univest will be regulated primarily by the Pennsylvania Department of Banking and the Federal Reserve Bank of Philadelphia. The conversion to a state charter will not have any significant financial or regulatory impact or affect Univest’s current activities or customers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By: /s/ Jeffrey M. Schweitzer Name: Jeffrey M. Schweitzer Title: Senior Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

Date: June 30, 2011